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                    EXHIBIT 22.1 SUBSIDIARIES OF THE COMPANY


U.S. DOMESTIC SUBSIDIARIES
Syllogistics, Inc.                                     California
Aspen Technology (Asia), Inc.                          Delaware
AspenTech EMEA, Inc.                                   Delaware
Lakewood Corporation                                   Delaware
AspenTech Securities Corporation                       Massachusetts
Chesapeake Decision Sciences, Inc.                     New Jersey
Chesapeake Properties                                  New Jersey
NeuralWare, Inc.                                       Pennsylvania
S.A.S.T., Inc.                                         Texas
AspenTech, Inc.                                        Texas
IISYS, Inc.                                            Texas
Treiber Controls, Inc.                                 Texas
Industrial Systems, Inc.                               Washington

FOREIGN SUBSIDIARIES
CimTech S.A./N.V.                                      Belgium
Cimtrade Trading S.A.                                  Belgium
AspenTech Europe S.A./N.V.                             Belgium
AspenTech Canada Ltd.                                  Canada
Special Analysis and Computing Services Limited        England
Special Analysis and Simulation Technology Limited     England
AspenTech Asia, Ltd.                                   Hong Kong
Aspen Technology S.r.l.                                Italy
AspenTech Japan Co. Ltd.                               Japan
AspenTech Europe B.V.                                  Netherlands
Chesapeake Europe, Ltd.                                United Kingdom
AspenTech, Ltd.                                        United Kingdom
Zyqad Ltd.                                             United Kingdom
The SAST Corporation Limited                           United Kingdom
Setpoint Systems, Ltd.                                 United Kingdom
SAST Process, Ltd.                                     United Kingdom